Exhibit 99.2
Supplemental Information
March 31, 2013
(Unaudited)

Disclaimer
Certain statements in this supplement contain “forward-looking” information as that term is defined by the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements. Examples of forward-looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential acquisitions, and plans and objectives for future operations. You can identify some of the forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “may” and other similar expressions, although not all forward-looking statements contain these identifying words.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: our dependence on Genesis HealthCare LLC (“Genesis”), the parent company of Sun Healthcare Group, Inc., until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; changes in general economic conditions and volatility in financial and credit markets; the dependence of our tenants on reimbursement from governmental and other third-party payors; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to make acquisitions, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity financings; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.
Note Regarding Non-GAAP Financial Measures
This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: EBITDA, funds from operations (“FFO”), Adjusted FFO (“AFFO”), FFO per diluted common share and AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of EBITDA, Funds from Operations (FFO) and Adjusted Funds from Operations” in this supplement.
Tenant Information
This supplement includes information regarding each of our tenants that lease properties from us. The information related to these tenants that is provided in this supplement has been provided by the tenants. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.

Company Information
Board of Directors

Richard K. Matros Chairman of the Board, President and Chief Executive Officer Sabra Health Care REIT, Inc.	Michael J. Foster Managing Director RFE Management Corp.

Milton J. Walters President Tri-River Capital	Robert A. Ettl Chief Operating Officer Harvard Management Company

Craig A. Barbarosh Partner Katten Muchin Rosenman LLP
Senior Management

Richard K. Matros Chairman of the Board, President and Chief Executive Officer	Harold W. Andrews, Jr. Executive Vice President, Chief Financial Officer and Secretary

Talya Nevo-Hacohen Executive Vice President, Chief Investment Officer and Treasurer
Other Information

Corporate Headquarters 18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	Transfer Agent American Stock Transfer and Trust Company 6201 15th Avenue Brooklyn, NY 11219
www.sabrahealth.com
The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.
On Sabra's website, www.sabrahealth.com, you can access, free of charge, Sabra’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through their website, www.sec.gov.
For more information, contact Harold W. Andrews, Jr., Executive Vice President, Chief Financial Officer and Secretary at
(949) 679-0243.

1

SABRA HEALTH CARE REIT, INC.
COMPANY FACT SHEET
Company Profile
Sabra Health Care REIT, Inc., a Maryland corporation (“Sabra,” the “Company” or “we”), operates as a self-administered, self-managed real estate investment trust (“REIT”) that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra primarily generates revenues by leasing properties to tenants and operators throughout the United States.
As of March 31, 2013, Sabra’s portfolio included 119 real estate properties held for investment and leased to operators/tenants under triple-net lease agreements (consisting of (i) 96 skilled nursing/post-acute facilities, (ii) 22 senior housing facilities, and (iii) one acute care hospital), three mortgage loan investments and two preferred equity investments. As of March 31, 2013, Sabra’s real estate properties were located in 27 states and included 12,382 licensed beds.
Objectives and Strategies
Sabra expects to continue to grow its portfolio primarily through the acquisition of senior housing and memory care facilities and with a secondary focus on acquiring skilled nursing facilities. Sabra also expects to continue to opportunistically originate financing secured directly or indirectly by healthcare facilities. As Sabra acquires additional properties and expands its portfolio, Sabra expects to further diversify by tenant, asset class and geography within the healthcare sector. Sabra employs a disciplined, opportunistic approach in its healthcare real estate investment strategy by investing in assets that provide attractive opportunities for dividend growth and appreciation of asset values, while maintaining balance sheet strength and liquidity, thereby creating long-term stockholder value.

Market Facts		Portfolio Information (as of March 31, 2013)
Stock Information (as of March 31, 2013)		Investments
Closing Price (common stock):	$29.01	Equity Investments
52-Week range (common stock):	$13.37 - $29.14	Skilled Nursing/Post-Acute	96
Market Capitalization:	$1.1 billion	Senior Housing	22
Enterprise Value:	$1.7 billion	Acute Care Hospital	1
Outstanding Shares (common stock):	37.3 million		119
Ticker symbols:		Preferred Equity Investments	2
Common Stock	SBRA	Debt Investments	3
Preferred Stock	SBRAP	Total Investments	124
Stock Exchange:	NASDAQ
Credit Ratings		Bed/Unit Count
Moody's:	B1 (stable)	Skilled Nursing/Post-Acute	10,826
S&P:		Senior Housing	1,486
Corporate Rating	B+ (stable)	Acute Care Hospital	70
Senior Notes Rating	BB-	Total Beds/Units	12,382

See reporting definitions.	2

SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Revenues	$32,022	$23,727
EBITDA	$27,805	$19,406
Net income attributable to common stockholders	$9,253	$4,405
FFO	$17,499	$11,708
AFFO	$16,559	$13,996
Per common share data:
Diluted EPS	$0.25	$0.12
Diluted FFO	$0.46	$0.32
Diluted AFFO	$0.43	$0.38
Weighted-average number of common shares outstanding, diluted:
EPS & FFO	37,739,964	37,058,886
AFFO	38,134,659	37,284,423

Net cash flow from operations	$21,603	$16,464

	March 31, 2013	December 31, 2012
Real Estate Portfolio
Total Equity Investments (#)	119	119
Total Equity Investments, gross ($)	$956,360	$956,360
Total Licensed Beds/Units	12,382	12,382
Weighted Average Remaining Lease Term (in months)	129	132
Total Debt Investments (#)	3	2
Total Debt Investments, gross ($) (1)	$24,988	$12,022
Total Preferred Equity Investments (#)	2	—
Total Preferred Equity Investments, gross ($)	4,723	—

	Three Months Ended March 31, 2013	Twelve Months Ended March 31, 2013
EBITDARM Coverage (2)	1.73x	1.75x
EBITDAR Coverage (2)	1.30x	1.32x

	March 31, 2013	December 31, 2012
Debt
Book Value
Fixed Rate Debt	$424,177	$425,039
Variable Rate Debt	57,623	150,449
Total Debt	$481,800	$575,488
Weighted Average Effective Rate
Fixed Rate Debt	7.01%	7.01%
Variable Rate Debt	5.00%	4.21%
Total Debt	6.77%	6.28%

% of Total
Fixed Rate Debt	88.0%	73.9%
Variable Rate Debt	12.0%	26.1%
Total Debt	100.0%	100.0%

Availability Under Credit Facility:	$193,960	$109,130
Available Liquidity (Unrestricted Cash and Availability Under Credit Facility)	$247,525	$126,231

(1) Total Debt Investments, gross consists of principal of $24.9 million plus capitalized origination fees of $0.1 million.
(2) EBITDARM and EBITDAR and related coverages for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities and exclude the impact of strategic disposition candidates. All facility financial performance data are presented one quarter in arrears.

See reporting definitions.	3

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Revenues:
Rental income	$31,475	$23,663
Interest and other income	547	64

Total revenues	32,022	23,727

Expenses:
Depreciation and amortization	8,246	7,303
Interest	10,002	7,698
General and administrative	4,717	4,321

Total expenses	22,965	19,322

Other income	500	—

Net income	9,557	4,405

Preferred stock dividends	(304)	—

Net income attributable to common stockholders	$9,253	$4,405

Net income attributable to common stockholders, per:

Basic common share	$0.25	$0.12

Diluted common share	$0.25	$0.12

Weighted-average number of common shares outstanding, basic	37,286,121	37,035,970

Weighted-average number of common shares outstanding, diluted	37,739,964	37,058,886

See reporting definitions.	4

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	March 31, 2013	December 31, 2012

Assets
Real estate investments, net of accumulated depreciation of $137,588 and $129,479 as of March 31, 2013 and December 31, 2012, respectively	$819,026	$827,135
Loans receivable, net	24,978	12,017
Cash and cash equivalents	53,565	17,101
Restricted cash	5,278	4,589
Deferred tax assets	24,212	24,212
Assets held for sale, net	—	2,215
Prepaid expenses, deferred financing costs and other assets	37,507	29,613
Total assets	$964,566	$916,882
Liabilities and stockholders’ equity
Mortgage notes payable	$151,333	$152,322
Secured revolving credit facility	—	92,500
Senior unsecured notes payable	330,467	330,666
Accounts payable and accrued liabilities	18,414	11,694
Tax liability	24,212	24,212
Total liabilities	524,426	611,394
Stockholders’ equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 and zero shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	58	—
Common stock, $.01 par value; 125,000,000 shares authorized, 37,333,943 and 37,099,209 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	373	371
Additional paid-in capital	492,011	353,861
Cumulative distributions in excess of net income	(52,302)	(48,744)
Total stockholders’ equity	440,140	305,488
Total liabilities and stockholders’ equity	$964,566	$916,882

See reporting definitions.	5

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$9,557	$4,405
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,246	7,303
Non-cash interest income adjustments	5	—
Amortization of deferred financing costs	766	566
Stock-based compensation expense	2,474	2,203
Amortization of premium on notes payable	—	(4)
Amortization of premium on senior unsecured notes	(199)	—
Straight-line rental income adjustments	(3,683)	(969)
Change in fair value of contingent consideration	(500)	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(513)	(126)
Accounts payable and accrued liabilities	6,513	4,053
Restricted cash	(1,063)	(967)

Net cash provided by operating activities	21,603	16,464

Cash flows from investing activities:
Acquisitions of real estate	—	(29,850)
Origination of loans receivable	(12,873)	(10,103)
Preferred equity investment	(4,646)	—
Additions to real estate	—	(256)
Net proceeds from the sale of real estate	2,208	—

Net cash used in investing activities	(15,311)	(40,209)

Cash flows from financing activities:
Payments on secured revolving credit facility	(92,500)	—
Principal payments on mortgage notes payable	(989)	(791)
Payments of deferred financing costs	(72)	(2,456)
Issuance of preferred stock	138,983	—
Issuance of common stock	(2,534)	(370)
Dividends paid	(12,716)	(12,213)

Net cash provided by (used in) financing activities	30,172	(15,830)

Net increase (decrease) in cash and cash equivalents	36,464	(39,575)
Cash and cash equivalents, beginning of period	17,101	42,250

Cash and cash equivalents, end of period	$53,565	$2,675

Supplemental disclosure of cash flow information:
Interest paid	$3,064	$2,140

See reporting definitions.	6

SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF EBITDA, FUNDS FROM OPERATIONS (FFO) AND
ADJUSTED FUNDS FROM OPERATIONS (AFFO)
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Net income	$9,557	$4,405
Interest expense	10,002	7,698
Depreciation and amortization	8,246	7,303

EBITDA	$27,805	$19,406

Net income attributable to common stockholders	$9,253	$4,405
Add:
Depreciation of real estate assets	8,246	7,303

Funds from Operations (FFO)	$17,499	$11,708

Acquisition pursuit costs	197	491
Stock-based compensation expense	2,474	2,203
Straight-line rental income adjustments	(3,683)	(969)
Amortization of deferred financing costs	766	566
Amortization of debt premiums	(199)	(4)
Change in fair value of contingent consideration	(500)	—
Non-cash interest income adjustments	5	1

Adjusted Funds from Operations (AFFO)	$16,559	$13,996

Net income per diluted common share	$0.25	$0.12

FFO per diluted common share	$0.46	$0.32

AFFO per diluted common share	$0.43	$0.38

Weighted average number of common shares outstanding, diluted:
Net income and FFO	37,739,964	37,058,886
AFFO	38,134,659	37,284,423

See reporting definitions.	7

SABRA HEALTH CARE REIT, INC.
CAPITALIZATION
(dollars in thousands, except per share data)

Debt	March 31, 2013	December 31, 2012
Secured mortgage debt	$151,333	$152,322
Senior unsecured notes	330,467	330,666
Revolving credit facility	—	92,500

Total debt	$481,800	$575,488

Enterprise Value
As of March 31, 2013	Shares Outstanding	Price	Value
Common stock	37,333,943	$29.01	$1,083,058
Preferred stock	5,750,000	25.00	143,750
Total debt			481,800
Cash and cash equivalents			(53,565)

Total enterprise value			$1,655,043

As of December 31, 2012	Shares Outstanding	Price	Value
Common stock	37,099,209	$21.72	$805,795
Total debt			575,488
Cash and cash equivalents			(17,101)

Total enterprise value			$1,364,182

Common Stock and Equivalents
	Weighted Avg. Common Shares
	Three Months Ended March 31, 2013
	EPS & FFO	AFFO
Common stock	37,251,305	37,251,305
Common equivalents	34,816	34,816

Basic common and common equivalents	37,286,121	37,286,121
Dilutive securities:
Restricted stock and units	414,451	801,430
Options	39,392	47,108

Diluted common and common equivalents	37,739,964	38,134,659

See reporting definitions.	8

SABRA HEALTH CARE REIT, INC.
INDEBTEDNESS
March 31, 2013
(dollars in thousands)

	Principal	Weighted Average Effective Rate	% of Total
Fixed rate debt
Secured mortgage debt (1)	$93,710	4.43%	19.4%
Unsecured senior notes (2)	330,467	7.75%	68.6%

Total fixed rate debt	424,177	7.01%	88.0%

Variable rate debt
Secured mortgage debt(3)	57,623	5.00%	12.0%
Revolving credit facility (4)	—	3.70%	—%

Total variable rate debt	57,623	5.00%	12.0%

Total debt	$481,800	6.77%	100.0%

Secured debt
Secured mortgage debt	$151,333	4.65%	31.4%
Revolving credit facility (4)	—	3.70%	—%

Total secured debt	151,333	4.65%	31.4%

Unsecured debt
Unsecured senior notes (2)	330,467	7.75%	68.6%

Total unsecured debt	330,467	7.75%	68.6%

Total debt	$481,800	6.77%	100.0%

	Maturities
	Secured Mortgage Debt		Unsecured Senior Notes		Revolving Credit Facility		Total
	Principal	Rate (5)	Principal	Rate (5)	Principal	Rate (5)	Principal	Rate (5)
April 1 through December 31, 2013	$2,957	4.72%	$—	—	$—	—	$2,957	4.72%
2014	4,146	4.69%	—	—	—	—	4,146	4.69%
2015	86,522	4.20%	—	—	—	—	86,522	4.20%
2016	2,138	3.22%	—	—	—	—	2,138	3.22%
2017	2,230	3.18%	—	—	—	—	2,230	3.18%
2018	2,326	3.13%	325,000	8.13%	—	—	327,326	8.09%
2019	2,429	3.07%	—	—	—	—	2,429	3.07%
2020	2,538	3.00%	—	—	—	—	2,538	3.00%
2021	2,656	2.91%	—	—	—	—	2,656	2.91%
2022	2,781	2.80%	—	—	—	—	2,781	2.80%
Thereafter	40,610	2.46%	—	—	—	—	40,610	2.46%
	151,333		325,000		—		476,333
Premium	—		5,467		—		5,467
Total debt	$151,333		$330,467		$—		$481,800
Weighted average maturity in years	12.0		5.6		1.9		7.6
Weighted average effective interest rate	4.65%		7.75%		3.70%		6.77%
(1) Fixed rate secured mortgage debt includes $30.5 million which converts to a variable interest rate based on 90-day LIBOR plus 4.0% (1.00% floor) effective January 2014. This debt matures in August 2015.
(2) Unsecured senior notes includes $5.5 million of notes premium.
(3) Variable rate secured mortgage debt interest is based on 90-day LIBOR plus 4.0% (1.00% floor).
(4) Borrowings under the revolving credit facility bear interest on the outstanding principal amount at a rate equal to, at our option, LIBOR plus 3.00% - 4.00% or a Base Rate plus 2.00% - 3.00%. The actual interest rate within the applicable range is determined based on our then applicable Consolidated Leverage Ratio.
(5) Represents actual contractual interest rates.

See reporting definitions.	9

SABRA HEALTH CARE REIT, INC.
DEBT COVENANTS
(dollars in millions)

	Minimum	Maximum	March 31, 2013		December 31, 2012
Credit Facility:
Consolidated Leverage Ratio		5.75x	3.74x		4.71x
Consolidated Fixed Charge Coverage Ratio	1.75x		2.62x		2.92x
Consolidated Tangible Net Worth	$342.0		$565.8		$422.4

Unsecured Senior Notes:
Total Debt/ Asset Value		60%	38%		48%
Secured Debt/ Asset Value		40%	12%		21%
Unencumbered Assets/ Unsecured Debt	150%		206%		183%
Minimum Interest Coverage	2.00x		3.65	x	3.22x

Note: All covenants are based on terms defined in the related credit agreement and unsecured senior notes indenture. Asset Value and Unencumbered Assets used for debt covenant calculation purposes include a value for the initial real estate portfolio obtained in the separation from Sun, which is calculated by dividing the total initial annual rental revenue from this portfolio by an assumed 9.75% capitalization rate. This results in an assumed total portfolio value for the initial real estate portfolio of $720 million.

See reporting definitions.	10

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY - ALL INVESTMENTS
March 31, 2013
(dollars in thousands)

			Rental Income		Number of Licensed Beds/Units	Occupancy Percentage
			Three Months Ended March 31,			Three Months Ended March 31,
Facility Type	Number of Properties	Investment	2013	2012		2013	2012
Skilled Nursing/Post-Acute	96	$746,510	$26,154	$20,855	10,826	88.5%	88.7%
Senior Housing	22	148,210	3,673	1,160	1,486	84.8%	83.7%
Acute Care Hospital	1	61,640	1,648	1,648	70	64.5%	69.1%
Total (1)	119	$956,360	$31,475	$23,663	12,382	87.9%	88.2%

	Three Months Ended March 31,				Twelve Months Ended March 31,
	2013		2012		2013		2012
Facility Type	EBITDARM Coverage	EBITDAR Coverage	EBITDARM Coverage	EBITDAR Coverage	EBITDARM Coverage	EBITDAR Coverage	EBITDARM Coverage	EBITDAR Coverage
Skilled Nursing/Post-Acute	1.73x	1.26x	1.80x	1.31x	1.74x	1.26x	2.00x	1.50x
Senior Housing (2)	1.37x	1.13x	1.51x	1.21x	1.34x	1.11x	1.58x	1.28x
Acute Care Hospital	2.45x	2.35x	3.13x	2.93x	2.80x	2.69x	1.86x	1.76x
Total (1)	1.73x	1.30x	1.87x	1.41x	1.75x	1.32x	1.97x	1.51x

Fixed Charge Coverage Ratio (3)	Three Months Ended March 31, 2013
Genesis HealthCare	1.18x

Loan Type	Number of Loans	Facility Type	Principal Balance as of March 31, 2013	Book Value as of March 31, 2013	Contractual Interest Rate	Annualized Effective Interest Rate	Interest Income Three Months Ended March 31, 2013	Maturity Date
Mortgage	3	Skilled Nursing / Senior Housing	$24,857	$24,978	8.8%	8.7%	$443	Various

Other Investment Type	Number of Investments	Facility Type	Total Funding Commitments	Amount Funded as of March 31, 2013	Book Value as of March 31, 2013	Rate of Return	Other Income Three Months Ended March 31, 2013
Preferred Equity	2	Skilled Nursing/Memory Care	$7,243	$4,606	$4,723	15.0%	$50

	Three Months Ended March 31,
Total Revenue	2013	2012
Genesis	64.0%	75.9%
Cadia Portfolio	8.3	11.1
Texas Regional Medical Center	5.1	6.9
Aurora Portfolio	3.6	2.3
Meridian Portfolio	3.6	—
Retirement Living	3.5	—
Other	11.9	3.8
Total	100.0%	100.0%

(1) Occupancy percentage, EBITDARM, EBITDAR and related coverages are only included in periods subsequent to our acquisition of the facilities for facilities with new tenants/operators and excludes the impact of strategic disposition candidates. All facility financial performance data are presented one quarter in arrears.
(2) Excluding the impact of Age Well (formerly known as Creekside), which was not stabilized as of March 31, 2013, for the three months ended March 31, 2013, EBITDARM Coverage and EBITDAR Coverage for Senior Housing facilities would have been 1.45x and 1.21x, respectively; and for the twelve months ended March 31, 2013, EBITDARM Coverage and EBITDAR Coverage for Senior Housing facilities would have been 1.41x and 1.18x, respectively. Additionally, EBITDARM Coverage and EBITDAR Coverage for Senior Housing facilities would have been 1.58x and 1.28x, respectively, for the three months ended March 31, 2012 and 1.60x and 1.30x, respectively, for the twelve months ended March 31, 2012. See Reporting Definitions for definitions of EBITDARM Coverage and EBITDAR Coverage.
(3) As of March 31, 2013, 83 of the Company's 119 properties held for investment were operated by and leased to subsidiaries of Genesis pursuant to triple-net leases that are guaranteed by Genesis. Fixed Charge Coverage Ratio is presented one quarter in arrears and excludes expected synergies from Genesis's acquisition of Sun. See Reporting Definitions for definitions of Fixed Charge Coverage.

See reporting definitions.	11

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY - SAME STORE (1)
March 31, 2013
(dollars in thousands)

		Three Months Ended March 31,
		Rental Income		Occupancy Percentage		Skilled Mix
Facility Type	Number of Properties	2013	2012	2013	2012	2013	2012
Skilled Nursing/Post-Acute	86	$21,564	$20,438	88.3%	88.7%	36.9%	38.8%
Senior Housing	9	1,250	1,109	81.5%	83.7%	NA	NA
Acute Care Hospital	1	1,648	1,648	64.5%	69.1%	NA	NA
Total	96	$24,462	$23,195	87.6%	88.2%	36.9%	38.8%

	Three Months Ended March 31,				Twelve Months Ended March 31,
	2013		2012		2013		2012
Facility Type	EBITDARM Coverage	EBITDAR Coverage	EBITDARM Coverage	EBITDAR Coverage	EBITDARM Coverage	EBITDAR Coverage	EBITDARM Coverage	EBITDAR Coverage
Skilled Nursing/Post-Acute	1.73x	1.25x	1.80x	1.31x	1.73x	1.25x	2.00x	1.50x
Senior Housing (2)	1.52x	1.24x	1.51x	1.21x	1.46x	1.18x	1.58x	1.28x
Acute Care Hospital	2.45x	2.35x	3.13x	2.93x	2.80x	2.69x	1.86x	1.76x
Total	1.76x	1.32x	1.88x	1.41x	1.78x	1.34x	1.97x	1.51x

(1) Same Store statistics consist of facilities held or acquired before January 1, 2012 and exclude the impact of strategic disposition candidates.
(2) Excluding the impact of Age Well (formerly known as Creekside), which was not stabilized as of March 31, 2013, for the three months ended March 31, 2013, EBITDARM Coverage and EBITDAR Coverage for Senior Housing facilities would have been 1.76x and 1.46x, respectively; and for the twelve months ended March 31, 2013, EBITDARM Coverage and EBITDAR Coverage for Senior Housing facilities would have been 1.66x and 1.36x, respectively. Additionally, EBITDARM Coverage and EBITDAR Coverage for Senior Housing facilities would have been 1.58x and 1.28x, respectively, for the three months ended March 31, 2012 and 1.60x and 1.30x, respectively, for the twelve months ended March 31, 2012. See Reporting Definitions for definitions of EBITDARM Coverage and EBITDAR Coverage.

See reporting definitions.	12

SABRA HEALTH CARE REIT, INC.
INVESTMENT ACTIVITY
For the Three Months Ended March 31, 2013
(dollars in thousands)

	Investment Date	Facility Type	Beds	Investment Amount (3)	Rate of Return
Preferred Equity Investments (1)
Bee Cave - SNF (2)	03/05/13	Skilled Nursing Facility	141	$4,337	15.0%
Bee Cave - ALZ	03/05/13	Memory Care	52	2,905	15.0%
Total Preferred Equity Investments			193	7,242	15.0%
Debt Investments
Sun City West Mortgage Loan	01/31/13	Memory Care	48	12,800	9.0%

Total Investments			241	$20,042	11.2%

Annualized Revenue Concentration
As of March 31, 2012 As of March 31, 2013

Annualized Revenue by Asset Class

As of March 31, 2012 As of March 31, 2013

(1) Investments in preferred equity of real estate development entities.

(2)
Includes an option to purchase the skilled nursing facility on or after the earlier to occur of the facility achieving and maintaining 90% occupancy for three consecutive months, or 36 months after receiving the certificate of occupancy for the facility.

(3) As of March 31, 2013, the Company has funded $4.6 million of its $7.2 million commitment related to the Bee Cave Preferred Equity Investments.

See reporting definitions.	13

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
March 31, 2013

Property Type

State	Skilled Nursing/Post-Acute	Senior Housing	Acute Care Hospital	Total	% of Total
New Hampshire	14	2	—	16	13.4%
Kentucky	13	2	—	15	12.6
Connecticut	12	1	—	13	10.9
Michigan	—	10	—	10	8.4
Ohio	8	—	—	8	6.7
Texas	6	1	1	8	6.7
Florida	5	—	—	5	4.2
Oklahoma	3	1	—	4	3.4
Delaware	4	—	—	4	3.4
Montana	4	—	—	4	3.4
Other (17 states)	27	5	—	32	26.9

Total	96	22	1	119	100.0%

Distribution of Licensed Beds/Units

	Total Number of Properties	Bed Type
State		Skilled Nursing/Post-Acute	Senior Housing	Acute Care Hospital	Total	% of Total
Connecticut	13	1,770	49	—	1,819	14.7%
New Hampshire	16	1,470	203	—	1,673	13.5
Kentucky	15	1,020	128	—	1,148	9.3
Ohio	8	897	—	—	897	7.2
Texas	8	720	34	70	824	6.7
Florida	5	660	—	—	660	5.3
Michigan	10	—	571	—	571	4.6
Montana	4	538	—	—	538	4.3
Delaware	4	500	—	—	500	4.0
Colorado	3	362	48	—	410	3.3
Other (17 states)	33	2,889	453	—	3,342	27.1

Total	119	10,826	1,486	70	12,382	100.0%

% of Total beds/units		87.4%	12.0%	0.6%	100.0%

See reporting definitions.	14

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
March 31, 2013
(dollars in thousands)

Investment

State	Total Number of Properties	Skilled Nursing/Post-Acute	Senior Housing	Acute Care Hospital	Total	% of Total
Connecticut	13	$143,992	$7,999	$—	$151,991	15.9%
Texas	8	65,795	1,396	61,640	128,831	13.5
Delaware	4	95,780	—	—	95,780	10.0
New Hampshire	16	76,992	12,792	—	89,784	9.4
Michigan	10	—	73,968	—	73,968	7.7
Kentucky	15	59,350	10,489	—	69,839	7.3
Colorado	3	28,852	15,702	—	44,554	4.7
Montana	4	42,729	—	—	42,729	4.5
Ohio	8	42,612	—	—	42,612	4.5
Florida	5	30,748	—	—	30,748	3.2
Other (17 states)	33	159,660	25,864		185,524	19.3

Total	119	$746,510	$148,210	$61,640	$956,360	100.0%

% of Total Properties		78.1%	15.5%	6.4%	100.0%

Rental Income - Three Months Ended March 31, 2013

State	Total Number of Properties	Skilled Nursing/Post-Acute	Senior Housing	Acute Care Hospital	Total	% of Total
New Hampshire	16	$3,464	$391	$—	$3,855	12.2%
Connecticut	13	3,772	83	—	3,855	12.2
Texas	8	1,877	25	1,648	3,550	11.3
Kentucky	15	2,805	142	—	2,947	9.4
Delaware	4	2,645	—	—	2,645	8.4
Florida	5	2,204	—	—	2,204	7.0
Michigan	10	—	1,730	—	1,730	5.5
Montana	4	1,482	—	—	1,482	4.7
Ohio	8	1,471	—	—	1,471	4.7
Colorado	3	941	367	—	1,308	4.2
Other (17 states)	33	5,493	935	—	6,428	20.4

	119	$26,154	$3,673	$1,648	$31,475	100.0%

% of Total Properties		83.1%	11.7%	5.2%	100.0%

See reporting definitions.	15

SABRA HEALTH CARE REIT, INC.
SKILLED MIX AND OCCUPANCY PERCENTAGE

	Skilled Mix (1)
	Three Months Ended March 31,		Twelve Months Ended March 31,		Year Ended December 31,
	2013	2012	2013	2012	2012	2011	2010
Skilled Nursing	36.5%	38.6%	37.5%	41.3%	38.0%	41.5%	39.5%

	Occupancy Percentage (1)
	Three Months Ended March 31,		Twelve Months Ended March 31,		Year Ended December 31,
	2013	2012	2013	2012	2012	2011	2010
Skilled Nursing/Post-Acute	88.5%	88.7%	89.0%	89.1%	89.1%	89.3%	89.0%
Senior Housing	84.8	83.7	84.3	82.7	84.6	82.8	84.4
Acute Care Hospital	64.5	69.1	65.7	72.1	66.9	72.9	N/A

Weighted Average	87.9%	88.2%	88.3%	88.5%	88.4%	88.8%	88.6%

(1) Skilled mix and occupancy percentage for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities and exclude the impact of strategic disposition candidates. All facility financial performance data are presented one quarter in arrears.

See reporting definitions.	16

SABRA HEALTH CARE REIT, INC.
PORTFOLIO LEASE EXPIRATIONS
March 31, 2013
(dollars in thousands)

	2013 - 2019	2020	2021	2022	2023	2024	2025	Thereafter	Total
Skilled Nursing/Post-Acute
Properties	—	27	30	12	—	1	5	21	96
Licensed Beds/Units	$—	3,025	3,508	869		360	734	2,330	10,826
Annualized Revenues	$—	$27,061	$30,831	$10,061	$—	$2,134	$6,245	$28,327	$104,659
Senior Housing
Properties	—	2	3	14	—	—	2	1	22
Licensed Beds/Units	—	251	197	807	—	—	197	34	1,486
Annualized Revenues	—	1,974	1,492	9,718	—	—	1,464	99	14,747
Acute Care Hospital
Properties	—	—	—	—	—	—	—	1	1
Licensed Beds/Units	—	—	—	—	—	—	—	70	70
Annualized Revenues	—	—	—	—	—	—	—	6,593	6,593

Total Properties	—	29	33	26	—	1	7	23	119

Total Licensed Beds/Units	—	3,276	3,705	1,676	—	360	931	2,434	12,382

Total Annualized Revenues	$—	$29,035	$32,323	$19,779	$—	$2,134	$7,709	$35,019	$125,999

% of Revenue	—%	23.1%	25.7%	15.7%	—%	1.7%	6.1%	27.8%	100.0%

See reporting definitions.	17

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY
Sun City West Mortgage Loan

• Funding Date:	January 31, 2013

• Loan Amount:	$12.8 million

• Investment Type:	Debt (with purchase option)

• Number of Properties:	1

• Location:	Arizona

• Available Beds/Units:	48

• Property Type:	Memory Care

• Annualized GAAP Interest Income:	$1.2 million

• Rate of Return:	9.0%

See reporting definitions.	18

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY
Bee Cave Preferred Equity Investments

• Investment Date:	March 5, 2013

• Total Funding Commitment:	$7.2 million (1)

• Total Funded to date:	$4.6 million (As of March 31, 2013)

• Investment Type:	Preferred Equity (Real estate development entities)

• Number of Properties:	2

• Location:	Texas

• Available Beds/Units:	SNF - 141, Memory Care - 52

• Property Type:	Skilled Nursing / Memory Care

• Annualized GAAP Dividend Income:	$0.7 million

• Rate of Return:	15.0%

(1) Included an option to purchase the skilled nursing facility on or after the earlier to occur of the facility achieving and maintaining 90% occupancy for three consecutive months, or 36 months after receiving the certificate of occupancy for the facility.

See reporting definitions.	19

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY - PRO FORMA INFORMATION
(dollars in thousands, except per share data)

Note: The following pro forma information assumes the origination of the Sun City West Mortgage Loan and Bee Cave Preferred Equity Investment, the repayment of the revolving credit facility, the repayment of one mortgage note and the issuance of 5.8 million shares of preferred stock were completed as of January 1, 2013.

Pro Forma Net Income Attributable to Common Stockholders, FFO and AFFO

Three Months Ended March 31, 2013
Net income attributable to common stockholders	$9,253
Revenues - preferred equity and debt investments	237
Interest - revolving credit facility and mortgage note	881
Preferred stock dividend	(2,257)
Pro forma net income attributable to common stockholders	$8,114

Pro forma net income attributable to common stockholders	$8,114
Add:
Depreciation of real estate assets	8,246
Pro forma FFO	$16,360
Straight-line rental income adjustments	(3,663)
Acquisition pursuit costs	197
Stock-based compensation expense	2,474
Amortization of deferred financing costs	766
Amortization of debt premiums	(199)
Change in fair value of contingent consideration	(500)
Non-cash interest income adjustments	5
Pro forma AFFO	$15,440

Pro forma net income per diluted common share	$0.21

Pro forma FFO per diluted common share	$0.43

Pro forma AFFO per diluted common share	$0.40

Weighted average number of common shares outstanding, diluted:
Pro forma net income and FFO	37,739,964
Pro forma AFFO	38,134,659

Pro Forma Debt Covenants

	Minimum	Maximum	Pro Forma
Credit Facility:
Consolidated Leverage Ratio		5.75x	3.69x
Consolidated Fixed Charge Coverage Ratio	1.75x		2.66x
Consolidated Tangible Net Worth	$342.0		$565.8

Unsecured Senior Notes:
Total Debt/ Asset Value		60%	38%
Secured Debt/ Asset Value		40%	12%
Unencumbered Assets/ Unsecured Debt	150%		206%
Minimum Interest Coverage	2.00x		3.65	x

See reporting definitions.	20

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

Acute Care Hospital. A facility designed to provide extended medical and rehabilitation care for patients who are clinically complex and have multiple acute or chronic conditions.
Annualized Revenues. The annual straight-line rental revenues under leases. Annualized Revenues do not include tenant recoveries or additional rents.  The Company uses Annualized Revenues for the purpose of determining tenant concentrations and lease expirations.
EBITDA. The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. The Company uses EBITDA to measure both its operating performance and liquidity. By excluding interest expense, EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA helps investors analyze the Company’s ability to meet its interest payments on outstanding debt. The Company believes investors should consider EBITDA in conjunction with net income attributable to common stockholders (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and against other companies. EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income, net income attributable to common stockholders or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA may not be comparable to similar measures reported by other companies.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives EBITDAR and other information from its operators/tenants and utilizes EBITDAR as a supplemental measure of their ability to generate sufficient liquidity to meet related obligations to the Company. All facility and tenant financial performance data is derived solely from information provided by operators/tenants without independent verification by the Company and is presented one quarter in arrears. The Company includes EBITDAR with respect to a property if the property was operated at any time during the period presented subject to a lease with the Company. EBITDAR for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDAR excludes the impact of strategic disposition candidates and facilities held for sale.
EBITDAR Coverage. EBITDAR for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period cash rent for all of our facilities. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. All facility and tenant data are derived solely from information provided by operators/tenants without independent verification by the Company. All such data is presented one quarter in arrears and excludes the impact of strategic disposition candidates and facilities held for sale.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. All facility financial performance data is derived solely from information provided by operators/tenants without independent verification by the Company. All such data is presented one quarter in arrears. The Company includes EBITDARM for a property if it was operated at any time during the period presented subject to a lease with the Company. EBITDARM for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities. EBITDARM excludes the impact of strategic disposition candidates and facilities held for sale.
EBITDARM Coverage. EBITDARM for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period cash rent. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. All facility data is derived solely from information provided by operators/tenants without independent verification by the Company. All such data is presented one quarter in arrears and excludes the impact of strategic disposition candidates and facilities held for sale.
Enterprise Value. The Company believes Enterprise Value is an important measurement as it is a measure of a company’s value. We calculate Enterprise Value as market equity capitalization plus debt. Market equity capitalization is calculated as the number of shares of common stock multiplied by the closing price of our common stock on the last day of the period presented. Total Enterprise Value includes our market equity capitalization and consolidated debt, less cash and cash equivalents.

21

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

Fixed Charge Coverage. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. AFFO is defined as FFO excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments and non-cash interest income adjustments), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt discounts and premiums) and acquisition pursuit costs. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for AFFO, by excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments and non-cash interest income adjustments), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt discounts and premiums) and acquisition pursuit costs, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company.
Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization.
Licensed Beds/Units. Senior housing facilities are measured in units (e.g., studio, one or two bedroom units). Skilled nursing and mental health facilities are measured in licensed bed count. All facility financial performance data were derived solely from information provided by operators/tenants without independent verification by the Company.
Market Capitalization. Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period.
Occupancy Percentage. Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy for independent living facilities can be greater than 100% for a given period as multiple residents could occupy a single unit. All facility financial performance data were derived solely from information provided by operators/tenants without independent verification by the Company. All facility financial performance data are presented one quarter in arrears. The Company includes the occupancy percentage for a property if it was owned by the Company at any time during the period presented and excludes the impact of strategic disposition candidates and facilities held for sale. Occupancy Percentage for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities.
Senior Housing. Senior housing facilities include independent living, assisted living, continuing care retirement community and memory care facilities.
Skilled Mix. Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at skilled nursing facilities divided by the total revenues at skilled nursing facilities for any given period. All facility financial performance data were derived solely from information provided by the Company's tenants without independent verification by the Company. All facility financial performance data are presented one quarter in arrears. The Company includes skilled mix for a property if it was owned by the Company at any time during the

22

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

period presented and excludes the impact of strategic disposition candidates and facilities held for sale. Skilled Mix for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities.
Skilled Nursing/Post-Acute. Skilled nursing/post-acute facilities include skilled nursing facilities, multi-license designation, and mental health facilities.
Total Debt. The carrying amount of the Company’s secured revolving credit facility, senior unsecured notes, and mortgage indebtedness, as reported in the Company’s consolidated financial statements.
Total Secured Debt. Mortgage and other debt secured by real estate.

23